Exhibit 99.1

NuStar GP Holdings, LLC Reports Higher Third Quarter 2007 Earnings

SAN ANTONIO, November 7, 2007 – NuStar GP Holdings, LLC (NYSE:NSH) today announced earnings of $14.1 million, or $0.33 per unit, for the third quarter of 2007 compared to $9.7 million, or $0.23 per unit, for the third quarter of 2006. Distributable cash flow available to unitholders for the third quarter of 2007 was $15.1 million, or $0.35 per unit, compared to $13.5 million, or $0.32 per unit, for the third quarter of 2006.

NuStar GP Holdings, LLC previously announced that its board of directors had declared an increase to the quarterly distribution rate to $0.36 per unit, or $1.44 per unit on an annual basis, which will be paid on November 16, 2007, to holders of record as of November 8, 2007. This quarterly distribution represents an increase of $0.04 per unit, or 12.5 percent, over the $0.32 prorated distribution for the third quarter of 2006.

NuStar Energy L.P. announced this morning a proposed acquisition of CITGO Asphalt Refining Company’s asphalt operations and assets for $450 million plus working capital estimated to be $100 million at closing.

A conference call with management is scheduled for 11:00 a.m. ET (10:00 a.m. CT) today, November 7, 2007, to discuss the proposed acquisition of CITGO Asphalt Refining Company and respond to questions regarding the financial and operational results for the third quarter of 2007. Investors interested in listening to the presentation may call 800/622-7620, passcode 20992515. International callers may access the presentation by dialing 706/645-0327, passcode 20992515. The company intends to have a playback available following the presentation, which may be accessed by calling 800/642-1687, passcode 20992515. A live broadcast of the conference call will also be available on the partnership’s Web site at www.nustargp.com. In addition, further information about the transaction is provided in a management presentation posted to the NuStar Energy L.P. and NuStar GP Holdings, LLC Web sites at www.nustarenergy.com and www.nustargp.com in the Investors portion of the Web sites.

NuStar GP Holdings, LLC is a publicly traded limited liability company that owns the two percent general partner interest, a 21.4 percent limited partner interest and the incentive distribution rights in NuStar Energy L.P., one of the largest independent terminal and petroleum liquids pipeline operators in the nation with operations in the United States, the Netherlands Antilles, Canada, Mexico, the Netherlands and the United Kingdom. For more information, visit NuStar GP Holdings, LLC’s Web site at www.nustargp.com.

-More-

NuStar Energy L.P. is a publicly traded, limited partnership based in San Antonio, with 9,113 miles of pipeline, 85 terminal facilities and four crude oil storage tank facilities. The second largest independent liquids terminal operator in the world, NuStar has operations in the United States, the Netherlands Antilles, Canada, Mexico, the Netherlands and the United Kingdom. The partnership’s combined system has over 81 million barrels of storage capacity, and includes crude oil and refined product pipelines, refined product terminals, a petroleum and specialty liquids storage and terminaling business, as well as crude oil storage facilities. For more information, visit NuStar Energy L.P.’s Web site at www.nustarenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of NuStar GP Holdings, LLC. All forward-looking statements are based on the company’s beliefs as well as assumptions made by and information currently available to the company. These statements reflect the company’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar GP Holdings, LLC’s filings with the Securities and Exchange Commission.

NuStar GP Holdings, LLC

Consolidated Financial Information

September 30, 2007 and 2006

(unaudited, thousands of dollars, except unit data and per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Statement of Income Data:
Equity in earnings of NuStar Energy L.P.	$15,033	$11,637	$36,541	$32,141

General and administrative expenses	(665)	(877)	(2,208)	(903)
Other expense, net	—	(286)	(2)	(249)
Interest expense, net - affiliated	—	(901)	—	(10,315)
Interest income (expense), net	29	(6)	43	(6)

Income before income tax (expense) benefit	14,397	9,567	34,374	20,668
Income tax (expense) benefit	(313)	130	(271)	(273)
Net income	$14,084	$9,697	$34,103	$20,395

Basic and diluted net income per unit	$0.33	$0.23	$0.80	$0.48

Equity in Earnings of NuStar Energy L.P.:
General partner interest (2%)	$927	$753	$2,176	$2,033
General partner incentive distribution	4,915	3,909	13,238	10,869
Direct charges to NuStar GP Holdings, LLC (Note 1)	—	(352)	—	(352)
General partner's interest in earnings of NuStar Energy L.P.	5,842	4,310	15,414	12,550
Limited partner interest in earnings of NuStar Energy L.P.	9,912	8,048	23,290	21,754
Amortization of step-up in basis related to NuStar Energy L.P.'s
assets and liabilities	(721)	(721)	(2,163)	(2,163)
Equity in earnings of NuStar Energy L.P.	$15,033	$11,637	$36,541	$32,141

Distributable Cash (Note 2):
Cash distributions from NuStar Energy L.P. associated with:
General partner interest (2%)	$1,041	$955	$2,992	$2,787
Incentive distribution rights	4,915	3,909	13,238	10,869
Limited partner interest-common units	10,083	9,350	29,156	27,447
Total cash distributions from NuStar Energy L.P.	16,039	14,214	45,386	41,103
Deduct expenses of NuStar GP Holdings, LLC:
General and administrative expenses	(665)	(877)	(2,208)	(903)
Income tax (expense) benefit	(313)	130	(271)	(273)
Interest income (expense), net	29	(6)	43	(6)
Distributable cash	$15,090	$13,461	$42,950	$39,921

Units outstanding	42,500,420	42,500,000	42,500,141	42,500,000

Distributable cash flow per unit	$0.35	$0.32	$1.01	$0.94

Cash distributions to be paid to the unitholders of
NuStar GP Holdings, LLC (Note 3):
Distribution per unit	$0.36	$0.26	$1.02	$0.26

Distributions applicable to public unitholders	$15,300	$4,440	$43,350	$4,440
Distributions applicable to Valero Energy (Note 3)	—	6,499	—	6,499
Total distributions	$15,300	$10,939	$43,350	$10,939

NuStar GP Holdings, LLC

Consolidated Financial Information

September 30, 2007 and 2006

(unaudited, thousands of dollars)

Notes:

1.	We reimbursed NuStar Energy L.P. for these costs, and we were in turn reimbursed by Valero Energy. Generally accepted accounting principles require us to record this as an increase in our investment of NuStar Energy L.P. and for NuStar Energy L.P. to record the full expense and reimbursement as a capital contribution. NuStar Energy L.P. allocated 100% of these costs to us because we paid the amounts in full.

2.	NuStar GP Holdings, LLC utilizes distributable cash as a financial measure which is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare general partner performance. In addition, management believes that this measure provides investors an enhanced perspective of the ability to make a quarterly distribution. Distributable cash is not intended to represent cash flows for the period, nor is it presented as an alternative to net income. It should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

The following is a reconciliation of net income to distributable cash to net cash provided by operating activities:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net Income	$14,084	$9,697	$34,103	$20,395

Adjustments to derive Distributable Cash:
Equity in earnings of NuStar Energy L.P.	(15,033)	(11,637)	(36,541)	(32,141)
Quarterly distribution from NuStar Energy L.P.	16,039	14,214	45,386	41,103
Other expense, net	—	286	2	249
Interest expense, net - affiliated (a)	—	901	—	10,315
Distributable cash	15,090	13,461	42,950	39,921

Adjustments to Distributable Cash to derive Net Cash Provided by
Operating Activities:
Quarterly distribution from NuStar Energy L.P.	(16,039)	(14,214)	(45,386)	(41,103)
Cash distribution of equity earnings received from NuStar Energy L.P.	15,033	11,637	36,541	32,141
Interest expense, net - affiliated (a)	—	(901)	—	(10,315)
Net effect of changes in operating accounts	(1,276)	221	1,284	689
Net cash provided by operating activities	$12,808	$10,204	$35,389	$21,333

(a)	In connection with our initial public offering, Valero Energy made a capital contribution to us in the form of its note receivable from us including affiliated interest expense. Therefore, affiliated interest expense is excluded from the calculation of distributable cash.

3.	For periods prior to our initial public offering on July 19, 2006, Valero Energy received 100% of our distributions. NuStar GP Holdings, LLC did not declare cash distributions on a per unit basis prior to the third quarter of 2006. The quarterly distribution for the period between the closing of the offering on July 19, 2006 and September 30, 2006 based on $0.32 per unit is prorated.